Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Contact:	Investor Relations Contact:
Robin Stoecker	Michael Magaro
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-5044	(650) 846-5747
rstoecker@tibco.com	mmagaro@tibco.com

TIBCO SOFTWARE REPORTS

THIRD QUARTER FINANCIAL RESULTS;

ANNOUNCES STOCK REPURCHASE PROGRAM

PALO ALTO, Calif., September 21, 2004 – TIBCO Software Inc. (Nasdaq:TIBX), a leading enabler of real-time business and the world’s largest independent business integration software company, today announced results for its third fiscal quarter ended August 29, 2004. Total revenues for the third quarter were $105.9 million. License revenues for the third quarter were $57.4 million. Net income for the quarter calculated in accordance with accounting principles generally accepted in the United States was $8.6 million or $.04 per share on a fully diluted basis.

TIBCO had non-GAAP net income for the third fiscal quarter of $14.5 million. TIBCO’s non-GAAP net income per share on a fully diluted basis was $.07 for the quarter. Non-GAAP results exclude stock-based compensation charges, amortization of acquired intangibles and expensing of acquired in-process research and development, and assume a non-GAAP effective tax rate of 38%.

“Increasingly, companies are turning to TIBCO to obtain value from their existing assets, gain operational efficiencies and improve customer loyalty,” said Vivek Ranadivé, Chairman and CEO of TIBCO Software. “Our third quarter performance reflects these trends and the commitment and contributions of both the TIBCO and Staffware organizations.”

Highlights for TIBCO’s Third Fiscal Quarter 2004

During Q3, TIBCO added 82 new customers and made significant sales to both new and existing customers, including Aozora Information Systems Co., Raytheon Company, Beckman Coulter, Inc., Yamaha Corporation of America, Qualcomm Incorporated, KPN Telecom and TNT Logistics.

Stock Repurchase Program

TIBCO’s Board of Directors has approved a two-year stock repurchase program pursuant to which TIBCO may repurchase up to $50 million of its outstanding common stock from time to time on the open market or through privately negotiated transactions. The timing and amount of any repurchases will depend upon market conditions and other corporate considerations. As of August 29, 2004, TIBCO had approximately 209 million shares of common stock outstanding.

Conference Call Details

TIBCO Software has scheduled a conference call for 5:00 p.m. EDT today to discuss its fiscal third quarter results. The conference call will be hosted by CCBN and may be accessed over the Internet at www.tibco.com. To listen to the live call, please go to the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast of the call, a replay will be available through TIBCO Software Inc.’s website at www.tibco.com shortly after the live call ends.

About TIBCO Software

TIBCO Software Inc. (NASDAQ:TIBX) is the leading independent business integration software company in the world, demonstrated by market share and analyst reports. In addition, TIBCO is a leading enabler of Real-Time Business, helping companies become more cost-effective, more agile and more efficient. TIBCO has delivered the value of Real-Time Business, what TIBCO calls The Power of Now®, to over 2,000 customers around the world and in a wide variety of industries. For more information on TIBCO’s proven enterprise backbone, business integration, business process management, and business optimization solutions, TIBCO can be reached at +1 650-846-1000 or on the Web at www.tibco.com. TIBCO is headquartered in Palo Alto, CA.

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TIBCO, the TIBCO logo, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

Use of Non-GAAP Financial Information

TIBCO provides non-GAAP net income and net income per share data as additional measures of its operating results. TIBCO believes that presentation of non-GAAP net income and net income per share data provides useful information to management and investors regarding certain additional financial and business trends relating to the company’s financial condition and results of operations. For example, the non-GAAP results are an indication of TIBCO’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core business operational results. In addition, these non-GAAP results are among the primary indicators management uses as a basis for planning for and forecasting of future periods. These measures are not in accordance with, or an alternative for, accounting principles generally accepted in the United States and may be different from non-GAAP measures used by other companies.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements regarding TIBCO’s intentions to repurchase shares of its common stock under the stock repurchase program, TIBCO’s customers’ reliance on TIBCO for obtaining value from existing assets, gaining operational efficiencies and improving customer loyalty, TIBCO’s commitment to continued growth and the contribution of Staffware to the results of the combined entities. Actual results could differ materially from such forward-looking statements if demand for TIBCO’s products and services or economic conditions affecting the market for TIBCO’s products and services fluctuate, if TIBCO is unable to successfully compete with existing or new competitors, if TIBCO cannot successfully execute its growth plans or if TIBCO is unable to successfully integrate Staffware and its products. In addition, TIBCO’s intentions with regard to the stock repurchase program may be affected by a number of factors which include the market price of TIBCO’s stock, general business and market conditions, and management’s determination of alternative needs and uses of TIBCO’s cash resources. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K and its Form 10-Q for the quarter ended May 30, 2004. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Non-GAAP Statements of Operations

Impact of Non-GAAP Adjustments on Reported Net Income

(unaudited, in thousands, except per share data)

		Three Months Ended August 29, 2004			Nine Months Ended August 29, 2004
	GAAP	Adjustments*	Non-GAAP	As Reported	Adjustments*	As Adjusted
Revenue	$105,911	$—	$105,911	$261,561	$—	$261,561
Cost of revenue	27,664	(2,283)	25,381	62,496	(4,690)	57,806

Gross profit	78,247	2,283	80,530	199,065	4,690	203,755

Operating expenses
Research and development	16,189	(5)	16,184	43,146	(36)	43,110
Sales and marketing	32,960	(5)	32,955	86,489	(61)	86,428
General and administrative	8,740	—	8,740	19,282	(13)	19,269
Acquired in-process research and development	2,200	(2,200)	—	2,200	(2,200)	—
Restructuring charges	—	—	—	—	—	—
Amortization of intangibles	2,218	(2,218)	—	3,200	(3,200)	—

Total operating expenses	62,307	(4,428)	57,879	154,317	(5,510)	148,807

Income from operations	15,940	6,711	22,651	44,748	10,200	54,948

Interest and other income, net	661	—	661	2,435	—	2,435

Income before taxes	16,601	6,711	23,312	47,183	10,200	57,383

Provision for income taxes (1)	8,031	828	8,859	20,487	1,319	21,806

Net income	$8,570	$5,883	$14,453	$26,696	$8,881	$35,577

Net income per share - basic	$0.04		$0.07	$0.13		$0.17

Basic shares outstanding	209,442		209,442	205,815		205,815

Net income per share - diluted	$0.04		$0.07	$0.12		$0.16

Diluted shares outstanding	221,413		221,413	218,841		218,841

*	The following table summarizes the adjustments for the respective periods presented:

	Three Months Ended August 29, 2004	Nine Months Ended August 29, 2004
Net income, GAAP	$8,570	$26,696
Stock-based compensation	16	140
Amortization of intangibles	4,495	7,860
Acquired in-process research and development	2,200	2,200
Provision for income taxes (1)	(828)	(1,319)

Net income, non-GAAP	$14,453	$35,577

(1)	The projected pro forma effective tax rate for 2004 of 38% has been used to adjust the provision for income taxes for non-GAAP purposes.

TIBCO Software Inc.

Balance Sheets

(unaudited, in thousands)

	August 29, 2004	May 30, 2004	November 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$178,767	$101,254	$83,278
Short-term investments	263,168	278,165	521,391
Accounts receivable, net	84,391	70,528	53,659
Accounts receivable from related parties	570	2,598	4,454
Cash restricted for acquisition	—	150,000	—
Other current assets	21,257	16,863	15,549

Total current assets	548,153	619,408	678,331

Property and equipment, net	117,652	115,567	119,124
Other assets	37,118	35,725	34,923
Goodwill	264,527	98,691	103,006
Acquired intangibles, net	67,816	4,510	7,875

Total assets	$1,035,266	$873,901	$943,259

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,150	$3,968	$3,692
Amounts due related parties	—	1	1,641
Accrued liabilities	72,517	47,280	36,219
Accrued excess facilities costs	38,962	38,509	42,522
Deferred revenue	60,190	49,458	42,914
Current portion of long term note payable	1,681	1,666	1,624

Total current liabilities	179,500	140,882	128,612

Long-term liabilities:
Long-term deferred income tax payable	19,484	—	—
Long-term note payable	50,795	51,009	51,853

Total long-term liabilities	70,279	51,009	51,853

Stockholders’ equity:
Common stock	211	199	213
Additional paid-in capital	918,667	822,554	921,038
Unearned stock-based compensation	(161)	(174)	(254)
Accumulated other comprehensive income	(1,496)	(267)	225
Accumulated deficit	(131,734)	(140,302)	(158,428)

Total stockholders’ equity	785,487	682,010	762,794

Total liabilities and stockholders’ equity	$1,035,266	$873,901	$943,259

TIBCO Software Inc.

Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended August 29, 2003	Nine Months Ended August 29, 2003	Three Months Ended May 30, 2004	Three Months Ended August 29, 2004	Nine Months Ended August 29, 2004
License Revenue:
Non-related parties	$32,410	$85,171	$41,261	$53,697	$131,417
Related parties	2,192	15,205	4,057	3,751	12,119

Total license revenue	34,602	100,376	45,318	57,448	143,536

Service and maintenance revenue:
Non-related parties	26,574	77,786	31,644	44,279	105,264
Related parties	4,189	11,239	3,317	2,860	9,696
Billed expenses	749	1,834	970	1,324	3,065

Total service and maintenance revenue	31,512	90,859	35,931	48,463	118,025

Total revenue	66,114	191,235	81,249	105,911	261,561

Cost of revenue:
Stock-based compensation	44	164	9	6	30
Other cost of revenue non-related parties	15,326	44,237	18,410	27,658	62,466
Other cost of revenue related parties	1,479	2,081	—	—	—

Gross Profit	49,265	144,753	62,830	78,247	199,065

Operating expenses:
Research and development
Stock-based compensation	77	452	7	5	36
Other research and development	14,120	48,515	13,832	16,184	43,110
Sales and marketing
Stock-based compensation	85	223	20	5	61
Other sales and marketing	28,404	84,352	26,871	32,955	86,428
General and administrative
Stock-based compensation	10	67	9	—	13
Other general and administrative	4,404	15,157	5,727	8,740	19,269
Acquired in-process-research and development	—	—	—	2,200	2,200
Restructuring charges	—	1,100	—	—	—
Amortization of acquired intangibles	499	1,498	483	2,218	3,200

Total operating expenses	47,599	151,364	46,949	62,307	154,317

Income (loss) from operations	1,666	(6,611)	15,881	15,940	44,748
Interest and other income, net	1,391	10,118	722	721	2,615
Realized gain (loss) on investments	747	2,115	(563)	(60)	(180)

Net income (loss) before income taxes	3,804	5,622	16,040	16,601	47,183
Provision for (benefit from) income taxes	1,088	1,806	6,441	8,031	20,487

Net income (loss)	$2,716	$3,816	$9,599	$8,570	$26,696

Net income per share - basic	$0.01	$0.02	$0.05	$0.04	$0.13

Shares used to compute net income per share - basic	211,827	211,088	198,816	209,442	205,815

Net income per share - diluted	$0.01	$0.02	$0.05	$0.04	$0.12

Shares used to compute net income per share - diluted	219,681	218,991	212,658	221,413	218,841